Exhibit 3.2

GLADSTONE COMMERCIAL CORPORATION

ARTICLES OF RESTATEMENT

Gladstone Commercial Corporation, a Maryland corporation (the “CORPORATION”), hereby certifies to the State Department of Assessments and Taxation (the “SDAT”) that:

ONE: The Corporation desires to restate in its entirety the charter of the Corporation (the “CHARTER”) as is currently in effect pursuant to Section 2-608 of the MARYLAND GENERAL CORPORATION LAW (the “MGCL”).

TWO: The following provisions, together with the descriptions of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the 7.75% Series A Cumulative Redeemable Preferred Stock, the 7.5% Series B Cumulative Redeemable Preferred Stock, the Senior Common Stock and the 7.00% Series D Cumulative Redeemable Preferred Stock of the Corporation attached hereto, respectively, as Exhibits A, B, C and D, all of which are incorporated herein by reference and made a part hereof, are all of the provisions of the Charter currently in effect:

FIRST: The name of the Corporation is Gladstone Commercial Corporation (which is hereafter called the “CORPORATION”).

SECOND: The purpose for which the Corporation is formed is to engage in any lawful business and activity, including, without limitation, but subject to any contrary requirements necessary to qualify the Corporation as a real estate investment trust (a “REIT”) under Part II of Subchapter M of the Internal Revenue Code of 1986, as amended (and any successor provisions and as those rules may be modified for purposes of REITs) (collectively, the “CODE”):

1. To purchase, acquire, hold, own, improve, develop, sell, convey, assign, release, finance, refinance, mortgage, encumber, use, lease, hire, manage, deal in and otherwise dispose of real property and personal property of every kind and nature or any interest therein, improved or otherwise, including without limitation mortgage loans, promissory notes, collateralized certificates, stocks and securities of other corporations or entities; to lend money; to take real estate, securities and other collateral as security for the payment of all sums due the Corporation; and to sell, assign and release such securities;

2. To equip, furnish, improve, develop and manage any property, real or personal; to invest, trade and deal in any property, real or personal; to encumber or dispose of any such property at any time held or owned by the Corporation; and

3. To have and exercise any and all powers and privileges now or hereafter conferred by the general laws of the State of Maryland upon corporations formed under such laws.

The foregoing enumeration of the purposes of the Corporation is made in furtherance and not in limitation of the powers conferred upon the Corporation by law. The mention of any particular purpose is not intended in any manner to limit or restrict the generality of any other purpose mentioned, or to limit or restrict any of the powers of the Corporation. The Corporation shall have, enjoy and exercise all of the powers and rights now or hereafter conferred by the laws of the State of Maryland upon corporations of a similar character, it being the intention that the purposes set forth in each of the paragraphs of this Article shall, except as otherwise expressly provided, in nowise be limited or restricted by reference to or inference from the terms of any other clause or paragraph of this or any other Article of these Articles of Incorporation, or of any amendment thereto, and shall each be regarded as independent and construed as powers as well as purposes; provided, however, that nothing herein contained shall be deemed to authorize or permit the Corporation to carry on any business or exercise any power, or do any act, which a corporation formed under the general laws of the State of Maryland may not at the time lawfully carry on or do.

THIRD: The post office address of the principal office of the Corporation in this State is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The name of the Resident Agent of the Corporation in this State is CSC-Lawyers Incorporating Service Company whose address is 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

FOURTH: The total number of shares of capital stock which the Corporation has the authority to issue is thirty-four million two hundred thousand (34,200,000) shares of common stock, with a par value of $0.001 per share, two million six hundred thousand (2,600,000) shares of 7.75% Series A Cumulative Redeemable Preferred Stock, with a par value of $0.001 per share, two million seven hundred fifty thousand (2,750,000) shares of 7.5% Series B Cumulative Redeemable Preferred Stock, with a par value of $0.001 per share, four million four hundred fifty thousand (4,450,000) shares of Senior Common Stock, with a par value of $0.001 per share, and six million (6,000,000) shares of 7.00% Series D Cumulative Redeemable Preferred Stock, with a par value of $0.001 per share, with such capital stock having an aggregate par value of $50,000.00.

FIFTH: The number of directors of the Corporation shall be three (3), subject to change in accordance with the Bylaws of the Corporation. The current directors are: David Gladstone and Terry L. Brubaker. The third seat on the board of directors is currently vacant, to be filled in accordance with the Bylaws of the Corporation.

SIXTH: Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the Corporation shall have any pre-emptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares. The shares have no cumulative voting rights and, except as provided in Article EIGHTH below, are not subject to redemption.

SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

1. The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class or classes, whether now or hereafter authorized.

2. The Board of Directors of the Corporation may classify or reclassify any unissued stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such stock. A majority of the entire Board of Directors, without action by the stockholders, may amend the Charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class that the Corporation has authority to issue.

3. The Corporation reserves the right to amend its Charter so that such amendment may alter the contract rights, as expressly set forth in the charter, of any outstanding stock, and any objecting stockholder whose rights may or shall be thereby substantially adversely affected shall not be entitled to demand and receive payment of the face value of his stock.

The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other cause of this or any other article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the Maryland General Corporation Law now or hereafter in force.

4. The Corporation shall indemnify (1) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (2) other employees and agents (including Corporation’s advisers) to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of

Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

5. No director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages except (1) to the extent that it is proved that such director or officer actually received an improper benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to such director or officer is entered in a proceeding based on a finding in the proceeding that such director’s or officer’s action, or failure to act, was (a) the result of active and deliberate dishonesty, or (b) intentionally wrongful, willful or malicious and, in each such case, was material to the cause of action adjudicated in the proceeding.

6. Notwithstanding any provision of law to the contrary, the affirmative vote of a majority of all the votes entitled to be cast on the matter shall be sufficient, valid and effective, after due authorization, approval or advice of such action by the Board of Directors, as required by law, to approve and authorize the following acts of the Corporation:

(a) The amendment of the Charter of the Corporation;

(b) the consolidation of the Corporation with one or more corporations to form a new consolidated corporation;

(c) the merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation;

(d) the sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Corporation, including its goodwill and franchises;

(e) the participation by the Corporation in a share exchange (as defined in the Corporation and Associations Article of the Annotated Code of Maryland) as the corporation the stock of which is to be acquired; and

(f) the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

EIGHTH: The following provisions are hereby adopted for the purpose of restricting the transfer and acquisition of shares, and providing a redemption right:

1. Whenever it is deemed by the Board of Directors to be prudent in protecting the tax status of the Corporation as a REIT, the Board of Directors may require to be filed with the Corporation a statement or affidavit from each proposed transferee of shares of capital stock of the Corporation setting forth the number of such shares already owned, or deemed to be owned under rules of constructive ownership, by the transferee and any other person(s) specified in the form prescribed by the Board of Directors for that purpose and such other information as the Board of Directors deems relevant for this purpose. Any contract for the sale or other transfer of shares of capital stock of the Corporation shall be subject to this provision.

2. Prior to any transfer or transaction which would cause a person to own, directly, indirectly or constructively, shares in excess of the Limit (as defined in Section 4 of this Article EIGHTH), and in any event upon demand of the Board of Directors or its designee, such stockholder shall file with the Corporation an affidavit setting forth the number of shares of capital stock of the Corporation (i) owned directly and (ii) owned indirectly (for purposes of this Section, shares of capital stock not owned directly shall be deemed to be owned indirectly by a person if that person would be the beneficial owner of such shares for purposes of Rule 13d-3, or any successor rule thereto, promulgated under the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”), or would be considered to own such shares by reason of the attribution rules in Section 544 of the Code or the regulations issued thereunder or any successor provision and as those rules may be modified for purposes of the REIT provisions of the Code) by the person filing the affidavit. Such affidavit shall contain such additional information as deemed relevant by the Board of Directors for purposes of carrying out its duties hereunder. The affidavit to be filed with the Corporation shall set forth all information required to be disclosed by stockholders under Treasury Regulation Section 1.857-9 issued under the Code or similar provisions of any successor regulation, and in reports to be filed under Section 13(d) of the Exchange Act. The affidavit, or an amendment thereto, shall be filed with the Corporation within ten (10) days after demand therefor and at least fifteen (15) days prior to any transfer or transaction which, if consummated, would cause the filing person to hold a number of shares of capital stock of the Corporation in excess of the Limit (as defined in Section 4 of this Article EIGHTH below). The Board of Directors or its designee shall have the right, but shall not be required, to refuse to transfer any shares of capital stock of the Corporation purportedly transferred other than in compliance with the provisions of this Section.

3. Any acquisition of shares of capital stock of the Corporation that would result in the disqualification of the Corporation as a REIT under the Code shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee of such shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares shall be deemed, at the option of the Corporation, to have acted as agent on behalf of the Corporation in acquiring such Excess Shares (as defined below) and to hold such Excess Shares on behalf of the ultimate owner of such Excess Shares. Any person who receives dividends, interest or any other distribution paid on account of Excess Shares shall hold and retain these dividends, interest or any other distribution as an agent for the Corporation.

While the Excess Shares are so held on behalf of the ultimate owner of such Excess Shares, such Excess Shares shall not have any voting rights and shall not be considered for purposes of any stockholder vote or determining a quorum for such a vote. The Excess Shares shall not be treasury stock but shall continue as issued and outstanding Shares under the General Corporation Law of Maryland.

Upon discovering the ownership of any Excess Shares, the Board of Directors may (i) cause the Corporation to immediately redeem such Excess Shares pursuant to Section 6 of this Article EIGHTH or (ii) grant the stockholder thirty (30) days to transfer such Excess Shares to any person or group whose ownership of such Excess Shares would not result in a violation of this Article EIGHTH. Upon such permitted transfer, the Corporation shall pay or distribute to the transferee any dividends on the Excess Shares not previously paid or distributed. If such Excess Shares are not transferred within such thirty (30)-day period, the Corporation will be deemed to have redeemed such Excess Shares pursuant to Section 6 of this Article EIGHTH.

4. Notwithstanding any other provision hereof to the contrary and subject to the provisions of Section 5 of this Article EIGHTH, no person or persons acting as a group shall at any time own (directly or under constructive ownership rules relevant for purposes of qualifying the Corporation as a REIT) in the aggregate more than nine and eight-tenths percent (9.8%) of the outstanding shares of capital stock of the Corporation (the “LIMIT”). Shares which but for this Article EIGHTH would be owned by a person or persons acting as a group and would, at any time, be in excess of the Limit shall be deemed Excess Shares. For the purpose of determining ownership of Excess Shares, “OWNERSHIP” of shares shall be deemed to include shares constructively owned by a person under the provisions Sections 542, 544 and 856 of the Code (and any successor provision and as those rules may be modified for purposes of the REIT provisions of the Code) and also shall include shares beneficially owned under the provisions of Rule 13d-3 promulgated under the Exchange Act. For purposes of determining persons acting as a group, “GROUP” shall have the same meaning as such term has for purposes of Section 13(d)(3) of the Exchange Act. All shares of capital stock of the Corporation which any person or persons acting as a group have the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into such shares, if any, shall be considered outstanding for purposes of determining the applicable Limit if such inclusion will cause such person or persons acting as a group to own more than the Limit. The Board of Directors shall have the right, but shall not be required, to refuse to transfer shares of capital stock of the Corporation if, as a result of the proposed transfer, any person or persons acting as a group would hold or be deemed to hold Excess Shares.

5. The Limit set forth in Section 4 of this Article EIGHTH shall not apply to the acquisition of shares of capital stock of the Corporation: (i) by an underwriter in a public offering of such shares; (ii) pursuant to a cash tender offer made for all outstanding shares (including securities convertible into common stock, which subsequently may be issued by the Corporation) in conformity with applicable federal and state securities laws where at least ninety percent (90%) of the outstanding shares (not including shares or subsequently issued securities convertible into common stock, which are held by the tender offeror or any “affiliates” or “associates” thereof within the meaning of the Exchange Act) are duly tendered and accepted pursuant to the cash tender offer; or (iii) in any transaction involving the issuance of shares of capital stock by the Corporation in which the Board of Directors determines that the underwriter or other person or party initially acquiring such shares will timely distribute such shares to or among others such that, following such distribution, none of such shares will deemed to be Excess Shares. The Board of Directors in its discretion may exempt from the Limit and from the filing requirements of Section 2 of this Article EIGHTH ownership or transfers of certain designated shares of capital stock of the Corporation while owned by or transferred to a person who has provided the Board of Directors with evidence and assurances acceptable to the Board of Directors that the qualification of the Corporation as a REIT under the Code and the regulations issued under the Code would not be jeopardized thereby.

6. At the discretion of the Board of Directors, all Excess Shares may be redeemed by the Corporation. Written notice of redemption shall be provided to the holder of the Excess Shares not less than one week prior to the redemption date (the “REDEMPTION DATE”) determined by the Board of Directors and included in the notice of redemption. The redemption price to be paid for Excess Shares shall be equal to the lesser of the price paid for the Excess Shares by the stockholder in whose possession the redeemed shares were formerly Excess Shares or the Fair Market Value of the Excess Shares. “Fair Market Value” shall mean (i) the closing price of such shares on the principal national securities exchange on which such shares are listed or admitted to trading on the last business day prior to the Redemption Date, or (ii) if such shares are not so listed or admitted to trading, the closing bid price on such last business day as reported on the NASDAQ System, if quoted thereon, or (iii) if the redemption price is not determinable in accordance with clause (i) or (ii) of this sentence, the fair market value of such shares determined in good faith by the Board of Directors. The redemption price for any shares of capital stock of the Corporation so redeemed shall be paid on the Redemption Date. From and after the Redemption Date, the holder of any shares of capital stock of the Corporation called for redemption shall cease to be entitled to any distributions and other benefits with respect to such shares, except the right to payment of the redemption price fixed as aforesaid.

7. Nothing contained in this Article EIGHTH or in any other provision hereof shall limit the authority of the Board of Directors to take such other action as it in its sole discretion deems necessary or advisable to protect the Corporation and the interests of its stockholders by maintaining the Corporation’s eligibility to be, and preserving the Corporation’s status as, a qualified REIT under the Code.

8. For purposes of this Article EIGHTH only, the term “PERSON” shall include individuals (including natural persons and organizations treated as natural persons in Section 542(a) of the Code), corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, consortia, companies, trusts, banks, trust companies, land trusts, common law trusts, business trusts, unincorporated associations or other entities and governments and agencies and political subdivisions thereof.

9. If any provision of this Article EIGHTH or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent any provision of this Article EIGHTH may be inconsistent with any other provisions of these articles of incorporation, this Article EIGHTH shall be controlling.

10. In the event that a stockholder knowingly holds Excess Shares and the Corporation consequently loses its status as a REIT under the Code or becomes a personal holding company, such stockholder shall be required to indemnify the Corporation for the full amount of any damages and expenses (including, without limitation, increased corporate taxes, attorneys’ fees and administrative costs) resulting from the Corporation’s loss of its REIT qualification under the Code.

11. Nothing herein contained shall limit the ability of the Corporation to impose or seek judicial or other imposition of additional restrictions if deemed necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

12. All persons or groups who own five percent (5%) or more of the Corporation’s outstanding shares during any taxable year of the Corporation shall file with the Corporation an affidavit setting forth the number of shares during such taxable year (a) owned directly (held of record by such person or group, or by a nominee or nominees of such person or group), and (b) owned indirectly (by reason of Section 542, 544 or 856 of the Code or for purposes of Section 13(d) of the Exchange Act) by the person or group filing the affidavit. The affidavit to be filed with the Corporation shall set forth all the information required to be reported (i) in returns of stockholders under Treasury Regulation Section 1.857-9 issued under the Code or similar provisions of any successor regulation, and (ii) in reports to be filed under Section 13(d) of the Exchange Act. The affidavit or amendment to a previously-filed affidavit shall be filed with the Corporation annually within 60 days after the close of the Corporation’s taxable year. A person or group shall have satisfied the requirements of this Section 12 of this Article EIGHTH if the person or group furnishes to the Corporation the information in such person or group’s possession after such person or group has made a good faith effort to determine the shares it indirectly owns and to acquire the information required by Treasury Regulation Section 1.857-9 issued under the Code or similar provisions of any successor regulation.

NINTH: The duration of the Corporation shall be perpetual.

THREE: As set forth in Articles Supplementary filed with and accepted for record by the SDAT on March 16, 2010, under a power contained in Title 3, Subtitle 8 of the MGCL, by provision in the Bylaws of the Corporation (the “BYLAWS”) duly adopted by the Board of Directors and notwithstanding any other provision in the Charter or the Bylaws to the contrary, the Corporation elected to be subject to Sections 3-803, 3-804 and 3-805 of the MGCL, the repeal of which may be effected only by the means authorized by Section 3-802(b)(3) of the MGCL.

FOUR: The foregoing restatement of the Charter has been approved by a majority of the entire Board of Directors.

FIVE: The Charter is not amended by these Articles of Restatement.

SIX: The current address of the principal office of the Corporation is set forth in Article THIRD of the foregoing restatement of the Charter.

SEVEN: The name and address of the Corporation’s current resident agent is as set forth in Article THIRD of the foregoing restatement of the Charter.

EIGHT: The number of directors of the Corporation is currently eight, and the names of the current directors and the years in which their terms of office expire on the date of the annual meeting of stockholders in such year are as follows:

Name	End of Term
Michela A. English	2017
Anthony W. Parker	2017
Terry Lee Brubaker	2018
Caren D. Merrick	2018
Walter H. Wilkinson, Jr.	2018
David Gladstone	2019
Paul W. Adelgren	2019
John H. Outland	2019

NINE: The undersigned acknowledges these Articles of Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 11th day of January, 2017.

ATTEST:		GLADSTONE COMMERCIAL CORPORATION

/s/ Michael LiCalsi		By:	/s/ David Gladstone (SEAL)
Name:	Michael LiCalsi	Name:	David Gladstone
Title:	Secretary	Title:	Chief Executive Officer

GLADSTONE COMMERCIAL CORPORATION

ARTICLES OF RESTATEMENT

EXHIBIT A

7.75% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

1. Designation and Number. A class of Preferred Stock, designated the “7.75% Series A Cumulative Redeemable Preferred Stock” (the “Series A Preferred Stock”), is hereby established. The number of shares of Series A Preferred Stock shall be 1,150,000 (the “Series A Preferred Shares”).

2. Rank. The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, will rank (i) senior to all classes or series of common stock of the Company, $0.001 par value per share (the “Common Stock”), and to all equity securities ranking junior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (the “Parity Preferred Securities”); and (iii) junior to all existing and future indebtedness of the Company. The term “equity securities” does not include convertible debt securities.

3. Dividends.

(a) Holders of shares of the Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 7.75% per annum of the $25.00 liquidation preference (the “Liquidation Preference”) per share (equivalent to a fixed annual amount of $1.9375 per share). Dividends on the Series A Preferred Stock shall be cumulative from the date of original issue and shall be payable monthly in arrears on or before the last business day of each month (each, a “Dividend Payment Date”). The first dividend, which will be payable on February 28, 2006, will be for a full month. Such dividend and any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve thirty-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be such date designated by the Board of Directors of the Company that is not more than 20 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b) No dividends on shares of Series A Preferred Stock shall be authorized by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

(c) Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accumulate whether or not the Company has earnings, whether or not restrictions exist in respect thereof, whether there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated but unpaid dividends on the Series A Preferred Stock will not bear interest and holders of the Series A Preferred Stock will not be entitled to any distributions in excess of full cumulative dividends described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Parity Preferred Stock or any series or class of equity securities ranking junior to the Series A Preferred Stock (other than a dividend in shares of the Company’s Common Stock or in shares of any other class of stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of Parity Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of Parity Preferred Stock, shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series A Preferred Stock and such other series of Parity Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a cumulative dividend) bear to each other.

(d) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving the Company’s qualification as a real estate investment trust (“REIT”)). Holders of shares of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided above. Any dividend payment made on shares of the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

(e) If, for any taxable year, the Company elects to designate as a “capital gain dividend” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”) any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of any class or series of stock of the Company, the portion of the Capital Gains Amount that shall be allocable to holders of the Series A Preferred Stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series A Preferred Stock for the year bears to the aggregate amount of dividends (as determined for federal income tax purposes) paid or made available to the holders of all classes or series of stock of the Company for such year.

4. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series A Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accumulated, accrued and unpaid dividends to and including the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series A Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to stockholders are insufficient to pay in full the Liquidation Preference on the Series A Preferred Stock and the Liquidation Preference on any shares of Parity Preferred Stock, all assets distributed to the holders of the Series A Preferred Stock and any other series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series A Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the Liquidation Preference per share on the Series A Preferred Stock and such other series of Parity Preferred Stock bear to each other. Written notice of any such liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Shares at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the Liquidation Preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into another entity, a merger of another entity with or into the Company, a statutory share exchange by the Company or a sale, lease, transfer or conveyance of all or substantially all of the Company’s property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the Company. In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Company) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series A Preferred Shares whose preferential rights upon dissolution are superior to those receiving the distribution.

5. Optional Redemption.

(a) The Series A Preferred Stock is not redeemable prior to January 30, 2011. However, in order to ensure that the Company will continue to meet the requirement for qualification as a REIT, the Series A Preferred Stock will be subject to provisions in the Company’s Charter pursuant to which shares of capital stock of the Company owned by a stockholder in excess of 9.8% in value of the outstanding shares of capital stock of the Company (the “Ownership Limit”) will be deemed “Excess Shares,” and the Company will have the right to purchase such Excess Shares from the holder. On and after January 30, 2011, the Company, at its sole option upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends thereon to the date fixed for redemption (except with respect to Excess Shares), without interest. Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place designated in such notice and upon such surrender shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon such redemption. If notice of redemption of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series A Preferred Stock to be redeemed, then from and after the redemption date dividends will cease to accumulate on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred Stock is to be redeemed, Series A Preferred Shares shall be selected pro rata for redemption (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company. After redemption, all shares of Series A Preferred Stock previously outstanding shall be unclassified and shall constitute authorized and unissued shares of the Company’s preferred stock that may be designated by the Company’s Board of Directors pursuant to Article VII of the Company’s Charter, as further amended.

(b) Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchange for capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Company of Excess Shares in order to ensure that the Company continues to meet the requirements for qualification as a REIT, or the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock. So long as no dividends are in arrears, the Company shall be entitled at any time and from time to time to repurchase shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(c) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price, (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where the Series A Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series A Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

(d) Immediately prior to any redemption of Series A Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend

Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(e) The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that the Company continues to meet the requirements for qualification as a REIT, Series A Preferred Stock acquired by a stockholder in excess of the Ownership Limit will automatically become Excess Shares, and the Company will have the right to purchase such Excess Shares from the holder. In addition, Excess Shares may be redeemed, in whole or in part, at any time when outstanding shares of Series A Preferred Stock are being redeemed, for cash at a redemption price of $25.00 per share, but excluding accumulated and unpaid dividends on such Excess Shares, without interest. Such Excess Shares shall be redeemed in such proportion and in accordance with such procedures as shares of Series A Preferred Stock are being redeemed.

6. Voting Rights.

(a) Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(b) Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for eighteen or more consecutive months (a “Preferred Dividend Default”), the holders of such shares of Series A Preferred Stock voting separately as a class together with all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series A Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series A Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. A quorum for any such meeting shall exist if at least a majority of the outstanding shares of Series A Preferred Stock and shares of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. The Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series A Preferred Stock and such Parity Preferred Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum is present voting separately as a class. If and when all accumulated dividends and the dividend for the then current dividend period on the Series A Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall be entitled to one vote per director on any matter.

(c) So long as any shares of Series A Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter (including these Articles Supplementary), whether by merger, consolidation or otherwise (each an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series A Preferred Stock (or shares issued by a surviving entity in substitution for the Series A Preferred Stock) remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Stock and provided, further that (i) any increase in the amount of authorized shares of Series A Preferred Stock, (ii) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (iii) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

7. Conversion. The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

8. Maturity. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

9. No Preemptive Rights. No holder of the Series A Preferred Stock of the Company shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Company or any other security of the Company which it may issue or sell.

GLADSTONE COMMERCIAL CORPORATION

ARTICLES OF RESTATEMENT

EXHIBIT B

7.5% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK

1.     Designation and Number. A class of Preferred Stock, designated the “7.5% Series B Cumulative Redeemable Preferred Stock” (the “Series B Preferred Stock”), is hereby established. The number of shares of Series B Preferred Stock shall be 1,150,000 (the “Series B Preferred Shares”).

2.     Rank. The Series B Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, will rank (i) senior to all classes or series of common stock of the Company, $0.001 par value per share (the “Common Stock”), and to all equity securities ranking junior to the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company, including the Company’s 7.75% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), the terms of which specifically provide that such equity securities rank on a parity with the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (the “Parity Preferred Securities”); and (iii) junior to all existing and future indebtedness of the Company. The term “equity securities” does not include convertible debt securities.

3.     Dividends.

(a)    Holders of shares of the Series B Preferred Stock are entitled to receive, when and as declared by the Board of Directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 7.5% per annum of the $25.00 liquidation preference (the “Liquidation Preference”) per share (equivalent to a fixed annual amount of $1.875 per share). Dividends on the Series B Preferred Stock shall be cumulative from the date of original issue and shall be payable monthly in arrears on or before the last business day of each month (each, a “Dividend Payment Date”). The first dividend, which will be payable on November 30, 2006, will be for a full month. Such dividend and any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve thirty-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be such date designated by the Board of Directors of the Company that is not more than 20 nor less than 7 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)    No dividends on shares of Series B Preferred Stock shall be authorized by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

(c)    Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accumulate whether or not the Company has earnings, whether or not restrictions exist in respect thereof, whether there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated but unpaid dividends on the Series B Preferred Stock will not bear interest and holders of the Series B Preferred Stock will not be entitled to any distributions in excess of full cumulative dividends described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Parity Preferred Stock or any series or class of equity securities ranking junior to the Series B Preferred Stock (other than a dividend in shares of the Company’s Common Stock or in shares of any other class of stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series B Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any other series of Parity Preferred

Stock, all dividends declared upon the Series B Preferred Stock and any other series of Parity Preferred Stock, shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series B Preferred Stock and such other series of Parity Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a cumulative dividend) bear to each other.

(d)    Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series B Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving the Company’s qualification as a real estate investment trust (“REIT”)). Holders of shares of the Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series B Preferred Stock as provided above. Any dividend payment made on shares of the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

(e)    If, for any taxable year, the Company elects to designate as a “capital gain dividend” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”) any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of any class or series of stock of the Company, the portion of the Capital Gains Amount that shall be allocable to holders of the Series B Preferred Stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series B Preferred Stock for the year bears to the aggregate amount of dividends (as determined for federal income tax purposes) paid or made available to the holders of all classes or series of stock of the Company for such year.

4.     Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series B Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accumulated, accrued and unpaid dividends to and including the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series B Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to stockholders are insufficient to pay in full the Liquidation Preference on the Series B Preferred Stock and the Liquidation Preference on any shares of Parity Preferred Stock, all assets distributed to the holders of the Series B Preferred Stock and any other series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series B Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the Liquidation Preference per share on the Series B Preferred Stock and such other series of Parity Preferred Stock bear to each other. Written notice of any such liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Shares at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the Liquidation Preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into another entity, a merger of another entity with or into the Company, a statutory share exchange by the Company or a sale, lease, transfer or conveyance of all or substantially all of the Company’s property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the Company. In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Company) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series B Preferred Shares whose preferential rights upon dissolution are superior to those receiving the distribution.

5.     Optional Redemption.

(a)    The Series B Preferred Stock is not redeemable prior to October 31, 2011. However, in order to ensure that the Company will continue to meet the requirement for qualification as a REIT, the Series B Preferred Stock will be subject to provisions in the Company’s Charter pursuant to which shares of capital stock of the Company owned by a stockholder in excess of 9.8% in value of the outstanding shares of capital stock of the Company (the “Ownership Limit”) will be deemed “Excess Shares,” and the Company will have the right to purchase such Excess Shares from the holder. On and after October 31, 2011, the Company, at its sole option upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends thereon to the date fixed for redemption (except with respect to Excess Shares), without interest. Holders of Series B Preferred Stock to be redeemed shall surrender such Series B Preferred Stock at the place designated in such notice and upon such surrender shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon such redemption. If notice of redemption of any shares of Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series B Preferred Stock to be redeemed, then from and after the redemption date dividends will cease to accumulate on those shares of Series B Preferred Stock, those shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series B Preferred Stock is to be redeemed, Series B Preferred Shares shall be selected pro rata for redemption (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company. After redemption, all shares of Series B Preferred Stock previously outstanding shall be unclassified and shall constitute authorized and unissued shares of the Company’s preferred stock that may be designated by the Company’s Board of Directors pursuant to Article VII of the Company’s Charter, as further amended.

(b)    Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchange for capital stock of the Company ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Company of Excess Shares in order to ensure that the Company continues to meet the requirements for qualification as a REIT, or the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock. So long as no dividends are in arrears, the Company shall be entitled at any time and from time to time to repurchase shares of Series B Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(c)    Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price, (iii) the number of shares of Series B Preferred Stock to be redeemed; (iv) the place or places where the Series B Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series B Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

(d)    Immediately prior to any redemption of Series B Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(e)    The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that the Company continues to meet the requirements for qualification as a REIT, Series B Preferred Stock acquired by a stockholder in excess of the Ownership Limit will automatically become Excess Shares, and the Company will have the right to purchase such Excess Shares from the holder. In addition, Excess Shares may be redeemed, in whole or in part, at any time when outstanding shares of Series B Preferred Stock are being redeemed, for cash at a redemption price of $25.00 per share, but excluding accumulated and unpaid dividends on such Excess Shares, without interest. Such Excess Shares shall be redeemed in such proportion and in accordance with such procedures as shares of Series B Preferred Stock are being redeemed.

6.     Voting Rights.

(a)    Holders of the Series B Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(b)    Whenever dividends on any shares of Series B Preferred Stock shall be in arrears for eighteen or more consecutive months (a “Preferred Dividend Default”), the holders of such shares of Series B Preferred Stock voting separately as a class together with the holders of the Series A Preferred Stock and all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series B Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series B Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. A quorum for any such meeting shall exist if at least a majority of the outstanding shares of Series B Preferred Stock and shares of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. The Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series B Preferred Stock and such Parity Preferred Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum is present voting separately as a class. If and when all accumulated dividends and the dividend for the then current dividend period on the Series B Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series B Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall be entitled to one vote per director on any matter.

(c)    So long as any shares of Series B Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter (including these Articles Supplementary), whether by merger, consolidation or otherwise (each an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series B Preferred Stock (or shares issued by a surviving entity in substitution for the Series B Preferred Stock) remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series B Preferred Stock and provided, further that (i) any increase in the amount of authorized shares of Series B Preferred Stock, (ii) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (iii) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d)    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

7.     Conversion. The Series B Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

8.     Maturity. The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

9.     No Preemptive Rights. No holder of the Series B Preferred Stock of the Company shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Company or any other security of the Company which it may issue or sell.

GLADSTONE COMMERCIAL CORPORATION

ARTICLES OF RESTATEMENT

EXHIBIT C

SENIOR COMMON STOCK

1. Designation and Number. A class of capital stock, designated “Senior Common Stock,” is hereby established. The number of shares of Senior Common Stock shall be 7,500,000.

2. Rank. The Senior Common Stock, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, will: (i) rank senior to the Common Stock with respect to payment of distributions and be pari passu with the Common Stock with respect to distribution of amounts upon liquidation, dissolution or winding up as a result of the automatic conversion feature set forth in Section 6 below; (ii) be pari passu with the pre-existing class of senior common stock of the Company (the “Predecessor Senior Common Stock”) with respect to payment of distributions and distribution of amounts upon liquidation, dissolution or winding up; (iii) rank junior to all classes and series of preferred stock of the Company now or hereafter existing (“Preferred Stock”), including without limitation the 7.75% Series A Cumulative Redeemable Preferred Stock and 7.5% Series B Cumulative Redeemable Preferred Stock, with respect to payment of distributions and distribution of amounts upon liquidation, dissolution or winding up; and (iv) rank junior to all existing and future indebtedness of the Company.

3. Distributions.

(a) The Senior Common Stock will be entitled to receive, subject to the preferential rights of the Preferred Stock, when and as declared by the Board, out of funds legally available for payment of distributions, cash distributions in an amount equal to $1.05 per share per annum, declared daily and paid at the rate of $0.0875 per share per month. Distributions will be cumulative from the date of issue of the shares, and will be payable monthly on or about the fifth (5th) business day of the month following the month in which such distributions are earned.

(b) No distributions on shares of Senior Common Stock shall be authorized by the Board or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

(c) Notwithstanding the foregoing, distributions on the Senior Common Stock will accumulate whether or not the Company has earnings, whether or not restrictions exist in respect thereof, whether there are funds legally available for the payment of such distributions and whether or not such distributions are declared. Accumulated but unpaid distributions on the Senior Common Stock will not bear interest and holders of the Senior Common Stock will not be entitled to any distributions in excess of full cumulative distributions described above. No distributions will be declared or paid or set apart for payment on the Common Stock or any other series or equity class of securities ranking junior to the Senior Common Stock (other than a distribution in shares of Common Stock or in shares of any other class of stock ranking junior to the Senior Common Stock as to distributions and upon liquidation) for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Senior Common Stock for all past distribution periods and the then current distribution period.

(d) If, for any taxable year, the Company elects to designate as a “capital gain distribution” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”), any portion (the “Capital Gains Amount”) of the distributions paid or made available for the year to holders of any class or series of stock of the Company, the portion of the Capital Gains Amount that shall be allocable to holders of the Senior Common Stock shall be the amount that the total distributions (as determined for federal income tax purposes) paid or made available to the holders of the Senior Common Stock for the year bears to the aggregate amount of distributions (as determined for federal income tax purposes) paid or made available to the holders of all classes or series of stock of the Company for such year.

4. Optional Redemption. In order to ensure that the Company will continue to meet the requirements for qualification as a real estate investment trust (“REIT”), the Senior Common Stock will be subject to provisions in the Charter pursuant to which shares of capital stock of the Company owned by a stockholder in excess of 9.8% in value of the outstanding shares of capital stock of the Company (the “Ownership Limit”) will be deemed “Excess Shares,” and the Company shall have the right to purchase such Excess Shares from the holder. After the fifth anniversary of the end of the Offering Period (as defined below), the Company, at its sole option upon not less than 30 nor more 60 days’ written notice, may call for redemption shares of the Senior Common Stock, in whole or in part, at any time and from time to time, for cash at a redemption price of $15.30 per share, plus all accumulated and unpaid distributions thereon to the date fixed for redemption. Holders of Senior Common Stock that are redeemed shall surrender such Senior Common Stock at the place designated in such notice and upon such surrender shall be entitled to the redemption price and any accumulated and unpaid distributions payable upon such redemption. If less than all of the outstanding Senior Common Stock is to be redeemed, shares of Senior Common Stock shall be selected pro rata for redemption or by any other equitable method determined by the Company. After redemption, all shares of Senior Common Stock previously outstanding shall be unclassified and shall constitute authorized and unissued shares of Common Stock that may be designated by the Board pursuant to Article SEVENTH of the Charter, as further amended.

5. Exchange Option. Holders of Senior Common Stock shall have the right, but not the obligation, after the fifth anniversary of the date of issuance of the shares of Senior Common Stock proposed to be exchanged (or, in the case of any shares of Senior Common Stock issued in exchange for shares of Predecessor Senior Common Stock, the fifth anniversary of the date of issuance of the shares of Predecessor Senior Common Stock), to exchange any or all of such shares of Senior Common Stock for Common Stock, at an exchange ratio (the “Exchange Ratio”) calculated by dividing $15.00 by the greater of (i) the Closing Trading Price of the Common Stock on the date on which such shares of Senior Common Stock were originally issued (or, in the case of any shares of Senior Common Stock issued in exchange for shares of Predecessor Senior Common Stock, the date on which the shares of Predecessor Senior Common Stock were originally issued), (ii) the Book Value Per Share of the Common Stock as determined as of the date on which such shares of Senior Common Stock were originally issued (or, in the case of any shares of Senior Common Stock issued in exchange for shares of Predecessor Senior Common Stock, the date on which the shares of Predecessor Senior Common Stock were originally issued), and (iii) $13.68. Solely for the purpose of determining when such shares become exchangeable in accordance with this Section 5 (and not for purposes of determining the Exchange Ratio with respect thereto or for any other purpose), shares of Senior Common Stock purchased by a holder on dates subsequent to such holder’s initial purchase of Senior Common Stock (excluding shares issued pursuant to such holder’s participation in the Company’s distribution reinvestment plan, if any) will be deemed to have been issued on their respective issuance dates and, accordingly, the five-year holding periods for such shares will commence from their respective issuance dates. Solely for the purpose of determining when such shares become exchangeable in accordance with this Section 5 (and not for purposes of determining the Exchange Ratio with respect thereto or for any other purpose) any shares issued pursuant to the Company’s distribution reinvestment plan will be deemed to have been issued, and the five-year holding periods for such shares will be deemed to commence, on the date of issuance of the shares of Senior Common Stock purchased by the holder to which the shares issued pursuant to the Company’s distribution reinvestment plan relate. All accumulated and unpaid distributions on the Senior Common Stock shall be paid to the holder through the date of exchange. For purposes of this Section 5 (and elsewhere in these Articles Supplementary):

(a) “Book Value Per Share” means, as of a given date, the Common Stockholders’ Equity (as reflected in the Company’s most recent public filing with the U.S. Securities and Exchange Commission (the “SEC”)) divided by the number of outstanding shares of Common Stock as of the same date.

(b) “Closing Trading Price” means, on any date of determination, (i) the most recently reported closing price per share of the Common Stock as of such date on the NASDAQ Stock Market, or (ii) if, as of such date, the Common Stock is not traded on the NASDAQ Stock Market, the most recently reported closing price per share of the Common Stock on the primary stock exchange on which the Common Stock is then listed for trading, or (iii) if, as of such date, the Common Stock is not listed for trading on any stock exchange, the closing bid price for the Common Stock on the Over-the-Counter Bulletin Board, or (iv) if neither (i), (ii) nor (iii) apply as of such date, but if the Common Stock is then quoted in an over-the-counter market or on the Pink Sheets, the last reported bid price thereof on such date, or (v) if there is no longer any public market for the Common Stock as of such date, the fair market value of a share of Common Stock as determined in good faith by the Board.

(c) “Common Stockholders’ Equity” means, as of a given date, the total stockholders’ equity reflected on the Company’s most recently dated consolidated balance sheet set forth in the Company’s most recent public filing with the SEC, minus the aggregate redemption value of all outstanding shares of Preferred Stock and Senior Common Stock as of such date.

(d) “Offering Period” means the period commencing on December 22, 2009 and terminating on the earlier of (a) September 1, 2012, unless earlier terminated or extended by the Board, or (b) the date on which $100 million of Senior Common Stock is sold (excluding the issuance of shares of Senior Common Stock pursuant to the reinvestment of distributions which otherwise would have been paid pursuant to Section 3 hereof through the distribution reinvestment plan of the Company).

6. Automatic Conversion. Each share of Senior Common Stock shall be converted into Common Stock in accordance with the Exchange Ratio automatically upon any of the following events: (a) an acquisition of the Company by another company by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of voting securities of the Company outstanding immediately prior to such transaction continue to retain at least 50% of the total voting power represented by voting securities of the Company or those of such other surviving entity outstanding immediately after such transaction or series of transaction; (b) a sale of all or substantially all of the assets of the Company; or (c) a liquidation, dissolution or winding up of the Company. All accumulated and unpaid distributions on the Senior Common Stock shall be paid to the holder through the date of conversion.

7. Voting Rights. Holders of the Senior Common Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law. So long as any shares of Senior Common Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of a least a majority of the shares of the Senior Common Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately by class), amend, alter or repeal the provisions of the Charter (including these Articles Supplementary), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Senior Common Stock or the holders thereof.

8. Anti-Dilution. If the outstanding Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other company by reason of any reclassification, recapitalization, share split up, combination of shares, or share distribution, appropriate adjustment will be made to the number of shares and relative terms of the Senior Common Stock.

9. Liquidation Preference. The Senior Common Stock has no liquidation preference.

10. Maturity. The Senior Common Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

11. No Preemptive Rights. No holder of the Senior Common Stock of the Company shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Company or any other security of the Company which it may issue or sell.

GLADSTONE COMMERCIAL CORPORATION

ARTICLES OF RESTATEMENT

EXHIBIT D

7.00% SERIES D CUMULATIVE REDEEMABLE PREFERRED STOCK

Section 1.	Number of Shares and Designation.

A series of preferred stock of the Corporation designated as the “7.00% Series D Cumulative Redeemable Preferred Stock” (the “Series D Preferred Stock”) is hereby established, and the number of shares constituting such series shall be 6,000,000.

Section 2.	Definitions.

“Board of Directors” shall mean the Board of Directors of the Corporation.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Change of Control” shall have the meaning set forth in Section 6(a) hereof.

“Change of Control Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

“Change of Control Redemption Price” shall have the meaning set forth in Section 7(a) hereof.

“Charter” shall mean the charter of the Corporation.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Corporation.

“Event” shall have the meaning set forth in Section 9(d) hereof.

“Limit” shall have the meaning set forth in Section 4 of Article EIGHTH of the Charter.

“NASDAQ” shall mean the Nasdaq Stock Market.

“NYSE” shall mean the New York Stock Exchange.

“NYSE MKT” shall mean the NYSE MKT LLC Equities.

“Optional Redemption Right” shall have the meaning set forth in Section 5(b) hereof.

“Original Issue Date” shall mean the date of original issue of the Series D Preferred Stock.

“Parity Preferred Stock” shall have the meaning set forth in Section 9(b) hereof.

“Preferred Directors” shall have the meaning set forth in Section 9(b) hereof.

“Preferred Dividend Default” shall have the meaning set forth in Section 9(b) hereof.

“Senior Common Stock” shall mean the Senior Common Stock, par value $0.001 per share, of the Corporation.

“Series A Preferred Stock” shall mean the 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share, of the Corporation.

“Series B Preferred Stock” shall mean the 7.5% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share, of the Corporation.

“Series C Preferred Stock” shall mean the 7.125% Series C Cumulative Term Preferred Stock, par value $0.001 per share, of the Corporation.

“Series D Dividend Payment Date” shall have the meaning set forth in Section 3(a) hereof.

“Series D Dividend Period” shall mean the respective period commencing on and including the first day of each month and ending on and including the last day of each month (other than the initial Series D Dividend Period and the Series D Dividend Period during which any shares of Series D Preferred Stock are redeemed or otherwise acquired by the Corporation).

“Series D Dividend Record Date” shall have the meaning set forth in Section 3(a) hereof.

“Series D Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Special Optional Redemption Right” shall have the meaning set forth in Section 6(a) hereof.

Section 3.	Dividends and Distributions.

(a)    Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series D Preferred Stock as to dividends, the holders of the then outstanding Series D Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.00% per annum of the $25.00 liquidation preference per share (equivalent to a fixed annual amount of $1.75 per share). Such dividends shall accrue and be cumulative from and including the Original Issue Date and shall be payable monthly in arrears on the last day of each month or, if such date is not a Business Day, on the immediately succeeding Business Day, or on such later date as designated by the Board of Directors, with the same force and effect as if paid on such date (each, a “Series D Dividend Payment Date”). Dividends shall be payable to holders of record of the Series D Preferred Stock as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the date designated by the Board of Directors as the record date for the payment of dividends on the Series D Preferred Stock that is not more than 35 nor fewer than 10 days prior to the scheduled Series D Dividend Payment Date (each, a “Series D Dividend Record Date”). The amount of any dividend payable on the Series D Preferred Stock for any partial Series D Dividend Period and for the initial Series D Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)    No dividends on the Series D Preferred Stock shall be authorized, paid or set apart for payment by the Corporation at such time as the terms and conditions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or would constitute a breach thereof, or a default thereunder, or if such authorization, payment or setting apart for payment shall be restricted or prohibited by law.

(c)    Notwithstanding the foregoing Section 3(b), dividends on the Series D Preferred Stock shall accrue whether or not the Corporation has earnings, whether there are funds legally available for the payment of such dividends and whether or not such dividends are authorized by the Board of Directors or declared by the Corporation. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock which may be in arrears.

(d)    Except as provided in Section 3(e) below, unless full cumulative dividends on the Series D Preferred Stock for all past Series D Dividend Periods that have ended shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment, no dividends shall be declared and paid or declared and set apart for payment and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to shares of Common

Stock or shares of any other class or series of capital stock of the Corporation ranking, as to dividends, on parity with or junior to the Series D Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series D Preferred Stock as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation), nor shall any shares of Common Stock or shares of any other class or series of capital stock of the Corporation ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, on parity with or junior to the Series D Preferred Stock be redeemed, purchased or otherwise acquired for any consideration or any moneys be paid to or made available for a sinking fund for the redemption of any such shares (except (i) by conversion into or exchange for shares of Common Stock or shares of any other class or series of capital stock of the Corporation ranking junior to the Series D Preferred Stock as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, (ii) for the purchase of shares of Series D Preferred Stock or any other class or series of capital stock of the Corporation ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, on parity with or junior to the Series D Preferred Stock, pursuant to Article EIGHTH of the Charter to the extent necessary to preserve the Corporation’s status as a REIT and (iii) for the purchase of shares of any other class or series of capital stock of the Corporation ranking on parity with the Series D Preferred Stock as to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock).

(e)    When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and any other class or series of capital stock ranking, as to dividends, on parity with the Series D Preferred Stock, all dividends declared upon the Series D Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series D Preferred Stock shall be declared pro rata so that the amount declared per share of Series D Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other.

(f)    Holders of Series D Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series D Preferred Stock as provided herein. Any dividend payment made on the Series D Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remains payable. Accrued but unpaid dividends on the Series D Preferred Stock shall accumulate as of the Series D Dividend Payment Date on which they first become payable.

Section 4.	Liquidation Preference.

(a)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall be made to holders of Common Stock or any other class or series of capital stock of the Corporation ranking, as to rights upon liquidation, dissolution or winding up of the affairs of the Corporation, junior to the Series D Preferred Stock, the holders of shares of Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to and including the date of payment, but without interest. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series D Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking, as to rights upon liquidation, dissolution or winding up of the affairs of the Corporation, on parity with the Series D Preferred Stock, the holders of the Series D Preferred Stock and each such other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, on parity with the Series D Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first-class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of Series D Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. The consolidation, or merger of the Corporation with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Corporation.

(b)    In determining whether any distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of capital stock or otherwise is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of the Series D Preferred Stock shall not be added to the Corporation’s total liabilities.

Section 5.	Optional Redemption by the Corporation.

(a)    Series D Preferred Stock shall not be redeemable prior to May 25, 2021, except as set forth in Section 6 below or to maintain the qualification of the Corporation as a REIT.

(b)    On or after May 25, 2021, the Corporation, at its option, upon not fewer than 30 nor more than 60 days’ written notice, may redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) thereon to, but not including, the date fixed for redemption, without interest, to the extent the Corporation has funds legally available therefor (the “Optional Redemption Right”). If fewer than all of the outstanding shares of Series D Preferred Stock are to be redeemed, the shares of Series D Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot or by any other equitable method that the Corporation determines will not violate the Limit set forth in Article EIGHTH of the Charter. If redemption is to be by lot and, as a result, any holder of shares of Series D Preferred Stock, other than a holder of shares of Series D Preferred Stock that has received an exemption from the Limit, would have actual ownership or constructive ownership of more than 9.8% of the issued and outstanding shares of capital stock of the Corporation, because such holder’s shares of Series D Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation shall redeem the requisite number of shares of Series D Preferred Stock of such holder such that no holder shall own shares of capital stock of the Corporation in excess of the Limit subsequent to such redemption. Holders of Series D Preferred Stock to be redeemed shall surrender such Series D Preferred Stock at the place, or in accordance with the book entry procedures, designated in the notice of redemption and shall be entitled to the redemption price of $25.00 per share, plus an amount equal to all accrued and unpaid dividends thereon, payable upon such redemption following such surrender. So long as full cumulative dividends on the Series D Preferred Stock for all past Series D Dividend Periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof is set apart for payment, nothing herein shall prevent or restrict the Corporation’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series D Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law, including the repurchase of shares of Series D Preferred Stock in open-market transactions and individual purchases at such prices as the Corporation negotiates, in each case as duly authorized by the Board of Directors.

(c)    Unless full cumulative dividends on the Series D Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof is set apart for payment, no shares of Series D Preferred Stock shall be redeemed pursuant to this Section 5 unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series D Preferred Stock or any class or series of capital stock of the Corporation ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, on parity with or junior to the Series D Preferred Stock (except by conversion into or exchange for capital stock of the Corporation ranking junior to the Series D Preferred Stock as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation); provided, however, that the foregoing shall not prevent

(i) the purchase of Series D Preferred Stock or any other class or series of capital stock of the Corporation ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, on parity with or junior to the Series D Preferred Stock, pursuant to Article EIGHTH of the Charter to ensure that the Corporation meets the requirements for qualification as a REIT for federal income tax purposes or (ii) the purchase or other acquisition of shares of Series D Preferred Stock or any other class or series of capital stock of the Corporation ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, on parity with or junior to the Series D Preferred Stock, pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock.

(d)    Notice of redemption pursuant to this Section 5 shall be mailed by the Corporation, postage prepaid, not fewer than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the shares of Series D Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or defect therein shall affect the validity of the proceedings for the redemption of any Series D Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series D Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series D Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series D Preferred Stock are to be surrendered for payment of the redemption price; (v) the procedures for surrendering uncertificated shares of Series D Preferred Stock for payment of the redemption price; (vi) that dividends on the Series D Preferred Stock to be redeemed shall cease to accumulate on such redemption date; and (vii) that payment of the redemption price plus an amount equal to any accrued and unpaid dividends thereon shall be made upon presentation and surrender of such Series D Preferred Stock. If fewer than all of the shares of Series D Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed. Notwithstanding anything else to the contrary herein, the Corporation shall not be required to provide notice to the holder of Series D Preferred Stock in the event such holder’s Series D Preferred Stock is redeemed in order for the Corporation to qualify or to maintain the Corporation’s status as a REIT. Any redemption of Series D Preferred Stock may be made conditional on such factors as may be determined by the Board of Directors and as set forth in the notice of redemption.

Section 6.	Special Optional Redemption by the Corporation.

(a)    Upon the occurrence of a Change of Control, the Corporation, at its option, upon not fewer than 30 nor more than 60 days’ written notice, may redeem shares of Series D Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) thereon to, but not including, the date fixed for redemption (the “Special Optional Redemption Right”).

A “Change of Control” occurs when, after the Original Issue Date, the following have occurred and are continuing:

(i)    the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors (except that such person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii)    following the closing of any transaction referred to in (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

(b)    Notice of redemption pursuant to this Section 6 shall be mailed by the Corporation, postage prepaid, not fewer than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the shares of Series D Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or defect therein shall affect the validity of the proceedings for the redemption of any Series D Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series D Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series D Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series D Preferred Stock are to be surrendered for payment of the redemption price; (v) the procedures for surrendering uncertificated shares of Series D Preferred Stock for payment of the redemption price; (vi) that dividends on the Series D Preferred Stock to be redeemed shall cease to accumulate on such redemption date; (vii) that payment of the redemption price plus an amount equal to any accrued and unpaid dividends thereon shall be made upon presentation and surrender of such Series D Preferred Stock; and (viii) that the Series D Preferred Stock is being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control. If fewer than all of the shares of Series D Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed. In this case, the Corporation shall determine the number of shares of Series D Preferred Stock to be redeemed in the manner described in Section 5(b) above.

Section 7.	Redemption at Option of Holders Upon a Change of Control.

(a)    If a Change of Control occurs at any time the Series D Preferred Stock is outstanding, then each holder of shares of Series D Preferred Stock shall have the right, at such holder’s option, to require the Corporation to redeem for cash, out of funds legally available therefor, any or all of such holder’s shares of Series D Preferred Stock, on a date specified by the Corporation that can be no earlier than 30 days and no later than 60 days following the date of delivery by the Corporation of a notice of the Change of Control (the “Change of Control Redemption Date”), at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) thereon to, but not including, the Change of Control Redemption Date (the “Change of Control Redemption Price”); provided, however, that a holder shall not have any right of redemption with respect to any shares of Series D Preferred Stock being called for redemption pursuant to the Optional Redemption Right or the Special Optional Redemption Right or pursuant to Article EIGHTH of the Charter in order to preserve the status of the Corporation as a REIT, to the extent the Corporation has delivered notice of its intent to redeem such shares of Series D Preferred Stock on or prior to the date of delivery by the Corporation of a notice of the Change of Control.

(b)    Within 15 days following the occurrence of a Change of Control, the Corporation shall provide to the holders of Series D Preferred Stock a notice of the Change of Control, which notice shall be addressed to the respective holders of record of the shares of Series D Preferred Stock at their respective addresses as they appear on the stock transfer records of the Corporation and shall specify: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the Change of Control Redemption Date; (iv) the Change of Control Redemption Price; (v) the place or places where the certificates, if any, representing shares of Series D Preferred Stock are to be surrendered for payment of the Change of Control Redemption Price; and (vi) the procedures for surrendering uncertificated shares of Series D Preferred Stock for payment of the Change of Control Redemption Price. The failure of the Corporation to give the foregoing notice or any defect contained therein shall not limit the redemption rights of the holders of Series D Preferred Stock or affect the validity of any proceedings for the redemption of shares of Series D Preferred Stock.

Section 8.	Additional Provisions Relating to Redemption.

(a)    If (i) notice of redemption of any shares of Series D Preferred Stock has been given (in the case of a redemption of the Series D Preferred Stock other than pursuant to Section 7 above or to preserve the status of the Corporation as a REIT), (ii) the funds necessary for such redemption have been set apart by the Corporation in trust for the benefit of the holders of any shares of Series D Preferred Stock to be redeemed and (iii) irrevocable instructions have been given to pay the redemption price of $25.00 per share plus an amount equal to all accrued and unpaid dividends thereon, then from and after the redemption date, dividends shall cease to accrue on such shares of

Series D Preferred Stock, such shares of Series D Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series D Preferred Stock shall terminate, except the right to receive the redemption price of $25.00 per share plus an amount equal to all accrued and unpaid dividends thereon payable upon such redemption, without interest.

(b)    If a redemption date falls after a Series D Dividend Record Date and on or prior to the corresponding Series D Dividend Payment Date, each holder of shares of Series D Preferred Stock on such Series D Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Series D Dividend Payment Date, notwithstanding the redemption of such shares on or prior to such Series D Dividend Payment Date, and each holder of shares of Series D Preferred Stock that are redeemed on such redemption date shall be entitled to the dividends, if any, accruing after the end of the Series D Dividend Period to which such Series D Dividend Payment Date relates up to and including, the date of redemption. Except as provided herein, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Stock for which a notice of redemption has been given.

Section 9.	Voting Rights.

(a)    Holders of the Series D Preferred Stock shall not have any voting rights except as set forth in this Section 9.

(b)    Whenever dividends on any shares of Series D Preferred Stock shall be in arrears for 18 or more consecutive Series D Dividend Periods (a “Preferred Dividend Default”), the holders of Series D Preferred Stock (and all other classes and series of preferred stock of the Corporation ranking on parity with the Series D Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation and upon which like voting rights have been conferred and are exercisable (the “Parity Preferred Stock”), voting together as a single class) shall be entitled to vote for the election of two additional directors to the Board of Directors (the “Preferred Directors”), at each annual meeting of the Corporation’s stockholders and at any special meeting of the Corporation’s stockholders called for the purpose of electing Preferred Directors, until all dividends accumulated on shares of Series D Preferred Stock for all past Series D Dividend Periods shall have been fully paid or declared and a sum sufficient for the cash payment thereof set apart for payment. Unless the number of the Corporation’s directors has previously been increased pursuant to the terms of any class or series of Parity Preferred Stock with which the holders of Series D Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors, the number of the Corporation’s directors shall automatically increase by two at such time as holders of Series D Preferred Stock become entitled to vote in the election of the Preferred Directors. If and when all accumulated dividends on such Series D Preferred Stock and Parity Preferred Stock for the past Dividend Periods that have ended shall have been fully paid or declared and a sum sufficient for the payment thereof is set apart for payment, the right of the holders of Series D Preferred Stock and the Parity Preferred Stock to elect such additional two Directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Director so elected shall terminate and the number of directors shall be automatically reduced accordingly.

(c)    The Preferred Directors shall be elected by a plurality of the votes cast in the election of such directors, and each Preferred Director shall serve until the next annual meeting of the Corporation’s stockholders and until his or her successor is duly elected and qualifies, or until such director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification, resignation or removal. The election shall take place at (i) a special meeting called upon the written request of holders of record of at least 20% of the outstanding shares of Series D Preferred Stock and Parity Preferred Stock, if the request is received more than 90 days before the date fixed for the Corporation’s next annual or special meeting of stockholders or, if the Corporation receives the request for a special meeting within 90 days before the date fixed for the Corporation’s next annual or special meeting of stockholders, at such annual or special meeting of stockholders and (ii) each subsequent annual meeting of stockholders, or special meeting held in place thereof, until all dividends accumulated on the Series D Preferred Stock and Parity Preferred Stock have been paid in full for all past dividend periods that have ended. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series D Preferred Stock and Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series D Preferred Stock and Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class). Each of the Preferred Directors shall be entitled to one vote on any matter.

(d)    So long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of two-thirds of the outstanding shares of Series D Preferred Stock and Parity Preferred Stock upon which like voting rights have been conferred (voting together as a single class), authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series D Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation or reclassify any authorized shares of capital stock of the Corporation into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock. In addition, so long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of two-thirds of the outstanding shares of Series D Preferred Stock, amend, alter or repeal the Charter, including the terms of the Series D Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock; provided, however, that with respect to the occurrence of any of the Events set forth above, so long as the Series D Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series D Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth above; provided, further, that with respect to any such amendment, alteration or repeal that equally affects the terms of the Series D Preferred Stock and any Parity Preferred Stock upon which like voting rights have been conferred, the affirmative vote or consent of the holders of two-thirds of the outstanding shares of Series D Preferred Stock and Parity Preferred Stock (voting together as a single class) shall be required. In addition, if the holders of the Series D Preferred Stock receive the greater of the full trading price of the Series D Preferred Stock on the date of an Event set forth above or the $25.00 liquidation preference per share of the Series D Preferred Stock pursuant to the occurrence of any of the Events set forth above, then such holders shall not have any voting rights with respect to the Events set forth above.

(e)    So long as any shares of Series D Preferred Stock remain outstanding, the holders of shares of Series D Preferred Stock also shall have the exclusive right to vote on any amendment, alteration or repeal of the Charter, including the terms of the Series D Preferred Stock, that would alter only the contract rights, as expressly set forth in the Charter, of the Series D Preferred Stock, and the holders of any other classes or series of capital stock of the Corporation shall not be entitled to vote on any such amendment, alteration or repeal. Any such amendment, alteration or repeal shall require the affirmative vote or consent of the holders of two-thirds of the shares of Series D Preferred Stock issued and outstanding at the time. With respect to any amendment, alteration or repeal of the Charter, including the terms of the Series D Preferred Stock, that equally affects the terms of the Series D Preferred Stock and any Parity Preferred Stock upon which like voting rights have been conferred, the holders of shares of Series D Preferred Stock and such Parity Preferred Stock (voting together as a single class) also shall have the exclusive right to vote on any amendment, alteration or repeal of the Charter, including the terms of the Series D Preferred Stock, that would alter only the contract rights, as expressly set forth in the Charter, of the Series D Preferred Stock and such Parity Preferred Stock, and the holders of any other classes or series of capital stock of the Corporation shall not be entitled to vote on any such amendment, alteration or repeal. Any such amendment, alteration or repeal shall require the affirmative vote or consent of the holders of two-thirds of the shares of Series D Preferred Stock and such Parity Preferred Stock issued and outstanding at the time.

(f)    Holders of shares of Series D Preferred Stock shall not be entitled to vote with respect to (i) any issuance or increase in the total number of authorized shares of Common Stock or preferred stock of the Corporation, (ii) any issuance or increase in the number of authorized shares of Series D Preferred Stock or the creation or issuance of any other class or series of capital stock, or (iii) any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation. Except as set forth herein, holders of Series D Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of Series D Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series D Preferred Stock.

(g)    The foregoing voting provisions of this Section 9 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice pursuant hereto and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(h)    In any matter in which the Series D Preferred Stock may vote (as expressly provided herein), each share of Series D Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

Section 10.	Conversion.

The Series D Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Corporation or any other entity.

Section 11.	Ranking.

In respect of rights to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Series D Preferred Stock shall rank (i) senior to the Common Stock, the Senior Common Stock and any other class or series of capital stock of the Corporation, the terms of which expressly provide that such capital stock ranks junior to the Series D Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, (ii) on a parity with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and any other class or series of capital stock of the Corporation, the terms of which expressly provide that such capital stock ranks on parity with the Series D Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, and (iii) junior to any other class or series of capital stock of the Corporation, the terms of which expressly provide that such capital stock ranks senior to the Series D Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation, and to all existing and future debt obligations of the Corporation.

Section 12.	Status of Acquired Shares of Series D Preferred Stock.

All shares of Series D Preferred Stock redeemed, repurchased or otherwise acquired in any manner by the Corporation shall be retired and shall be restored to the status of authorized but unissued Common Stock, without designation as to series or class.

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